SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X| Filed by a Party other than the Registrant |_| Check the appropriate box:
| |      Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12
                        First Chester County Corporation
                         ------------------------------
                (Name of Registrant as Specified In Its Charter)
                 ----------------------------------------------
         (Name of Person(s) Filing Proxy Statement, if other than the
Registrant) Payment of Filing Fee (Check the appropriate box): |X| No fee required.
|_|     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
        (1)      Title of each class of securities to which transaction applies:
                                      --------------------------------------
        (2)      Aggregate number of securities to which transaction applies:
                                      --------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _______________
        (4)      Proposed maximum aggregate value of transaction:
                                  ----------------------------------------------
        (5)      Total fee paid:
                                  ----------------------------------------------
|_|     Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        (1)      Amount Previously Paid:
                                 -----------------------------------------------
        (2)      Form, Schedule or Registration Statement No.:
                                 -----------------------------------------------
        (3)      Filing Party:
                                 -----------------------------------------------
        (4)      Date Filed:
                                 -----------------------------------------------

                        FIRST CHESTER COUNTY CORPORATION
                               9 North High Street
                        West Chester, Pennsylvania 19380

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD 10:00 A.M., April 27, 2004


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First Chester County Corporation (the "Corporation") will be held on Tuesday, April 27, 2004, at 10:00 a.m., in the Musser Auditorium at Penn State Great Valley, 30 East Swedesford Road, Malvern, Pennsylvania, for consideration of and action by the holders of the Corporation's common stock ("Common Stock") upon the following matters:

     1. The election of three Class II directors, with each director to serve until the 2007 Annual Meeting of Shareholders and until the election and qualification of his or her respective successor;

     2.  The  approval  of  an  amendment  to  the  Corporation's   Articles  of
Incorporation to increase the number of authorized shares of the Corporation's common stock, par value $1.00, from 10,000,000 to 25,000,000;

     3. The ratification of the appointment of Grant Thornton, LLP as the Corporation's independent public accountants for the year ending December 31, 2004; and

     4. The transaction of such other business as may properly come before the Annual Meeting and any adjournment thereof, and matters incident to the conduct of the Annual Meeting.

     The Board of Directors has fixed the close of business on March 10, 2004, as the record date for the determination of holders of stock of the Corporation entitled to notice of, and to vote at, the Annual Meeting. The Corporation's Annual Report to Shareholders for the year ended December 31, 2003, accompanies this Notice and Proxy Statement.

     The Board of Directors hopes that you will attend the Annual Meeting in person. Whether or not you plan to attend, please sign, date and return the enclosed proxy to assure that your shares are represented at the Annual Meeting. Returning your proxy does not deprive you of your right to attend the Annual Meeting and vote your shares in person.

                        FIRST CHESTER COUNTY CORPORATION
                               9 North High Street
                        West Chester, Pennsylvania 19380
                      -----------------------------------

                                 PROXY STATEMENT

     This Proxy Statement is furnished and is being mailed with the accompanying proxy card on or about March 15, 2004, in connection with the solicitation of proxies by the Board of Directors of First Chester County Corporation (the "Corporation"), to be voted at the Annual Meeting of Shareholders and at any adjournment thereof, for the purposes stated in the Notice of Annual Meeting and discussed more fully in the Proxy Statement. The Annual Meeting will be held on Tuesday, April 27, 2004, at 10:00 a.m., in the Musser Auditorium at Penn State Great Valley, 30 East Swedesford Road, Malvern, Pennsylvania.

     Any person giving a proxy has the power to revoke it at any time before its exercise by a later dated proxy, a written revocation sent to the Secretary of the Corporation or attendance at the Annual Meeting and voting in person. In the absence of contrary instructions, properly executed proxies, received and unrevoked, will be voted by the persons named in the proxy: (i) for the election of each of the three Class II directors nominated by the Board of Directors,
(ii) for the approval of the amendment of the Corporation's Articles of Incorporation to increase to 25,000,000 the number of authorized shares of the Corporation's common stock, par value $1.00 (the "Common Stock"), (iii) for the ratification of the appointment of Grant Thornton, LLP as the Corporation's independent public accountants for the year ending December 31, 2004, and (iv) in their discretion, with respect to such other business as may properly come before the Annual Meeting and matters incident to the conduct of the Annual Meeting. The Corporation knows of no such other business as of the date of this Proxy Statement.

     The Corporation will bear the entire cost of soliciting proxies for the Annual Meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by the Corporation's directors, officers and employees.

                      VOTING SECURITIES OF THE CORPORATION

     Only shareholders of record at the close of business on March 10, 2004 (the "record date") are entitled to notice of, and to vote at, the Annual Meeting. As of March 1, 2004, there were 4,526,852 shares of Common Stock outstanding and entitled to vote at the meeting, each entitled to one vote per share, without cumulative voting. The holders of a majority of the outstanding shares of Common Stock, present either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a broker holding shares of Common Stock in street name for the benefit of its customers returns a signed proxy for such shares, the shares represented by such proxy will be considered present at the Annual Meeting and will be counted towards a quorum.

     As of March 1, 2004, the Trust and Investment Services Division of The First National Bank of Chester County (the "Bank"), a wholly-owned subsidiary of the Corporation, held 493,947 shares of Common Stock, representing 10.91% of the total outstanding shares of the Corporation's Common Stock. Of these shares, 238,314 shares (5.26% of the total outstanding shares) are held in accounts where the Bank is sole trustee or executor and may not be voted by the Bank's Financial Management Services Division in the election of directors. The shares may be voted by the Bank, however, in its capacity as trustee or executor on other matters. The remaining 255,633 shares of Common Stock (5.63% of the total outstanding shares) are held in accounts where the Bank is co-trustee, agent or custodian, and these shares may not be voted by the Bank without the authorization of the other co-trustee, agent or custodian.

                                 STOCK OWNERSHIP

     The following table sets forth, as of March 1, 2004, unless otherwise noted, the number and percentage of shares of Common Stock which, according to information supplied to the Corporation, are beneficially owned by: (i) each of the Named Executive Officers (as defined in the section of this Proxy Statement entitled "Executive Compensation"), (ii) each of the directors and the nominees for director of the Corporation, (iii) each holder who is the beneficial owner of more than five percent (5%) of the issued and outstanding shares of Common Stock (other than the Financial Management Services Department of the Bank whose holdings are described in the section of this Proxy Statement entitled "Voting Securities of the Corporation"), and (iv) all directors and executive officers of the Corporation as a group. An asterisk (*) appears beside the names of the persons nominated and proposed for re-election at the Annual Meeting as Class II directors.

                                                     Number of Shares(1)(2)                        Percentage(3)
                                                     ----------------------                        -------------
NAMED EXECUTIVE OFFICERS

John A. Featherman, III                                        49,473  (4)                               1.09%
Kevin C. Quinn                                                 42,663  (5)                                ---
Peter J. D'Angelo                                              39,999  (6)                                ---
J. Duncan Smith                                                35,015  (7)                                ---
David W. Glarner                                               31,082  (8)                                ---

CLASS I DIRECTORS (TERM EXPIRING IN 2006)
John J. Ciccarone                                             196,783  (9)                               4.33%
Clifford E. DeBaptiste                                        128,900 (10)                               2.83%
John B. Waldron                                               15,840  (12)                                ---

CLASS II DIRECTORS (TERM EXPIRING IN 2004)
*M. Robert Clarke                                              27,000 (13)                                ---
*David L. Peirce                                               39,250 (14)                                ---
*Kevin C. Quinn                                                42,663  (5)                                ---

CLASS III DIRECTORS (TERM EXPIRING IN 2005)
John A. Featherman, III                                        49,473  (4)                               1.09%
John S. Halsted                                                30,597 (15)                                ---
J. Carol Hanson                                                23,498 (11)                                ---

BENEFICIAL OWNERS
Jane C. and Lawrence E. MacElree                              258,339 (16)                               5.71%
7080 Goshen Road
Newtown Square, PA 19073

Stephanie Swope                                               229,084 (17)                               5.06%
200 W. Ashbridge Street
West Chester, PA 19380

Banc Fund IV, L.P., et al.
208 South LaSalle Street, Suite 1680                          372,402 (18)                               8.24%
Chicago, Illinois  60604

All directors and executive officers                          725,330 (19)                              14.90%
as a group (20 persons)

(1) Shares of Common Stock which are held in the Corporation's retirement savings plan (the "Retirement Savings Plan") are reported as of February 20, 2004, the most recent date for which such information is available.

(2) Includes shares that may be acquired within sixty days after March 1, 2004 ("Option Shares") through the exercise of stock options.

(3) Percentages are omitted for those owning less than one percent of the shares of Common Stock outstanding.

(4) Mr. Featherman has sole voting and investment power of 12,099 shares; 4,000 shares are owned by FIRSTNATCO FBO MacElree Harvey, Ltd. Profit Sharing and 401(k) Plan. Mr. Featherman shares voting and investment power of 7,202 shares with his wife; Mr. Featherman's wife has sole voting and investment power of 2,178 shares; 2,994 are held in a brokerage account; and 21,000 shares are Option Shares.

(5) Mr. Quinn shares, with his wife, voting and investment power of 20 shares; 3,543 shares are held in the Retirement Savings Plan; 38,500 shares are Option Shares; 400 shares are held by Mr. Quinn's wife in a retirement plan; and 200 shares are held jointly by Mr. Quinn and his mother.

(6) Mr. D'Angelo shares, with his wife, voting and investment power of 1,202 shares; 1,797 shares are held in the Retirement Savings Plan; and 37,000 shares are Option Shares.

(7) Mr. Smith shares, with his wife, voting and investment power of 57 shares; 1,947 shares are held in the Retirement Savings Plan; 11 shares are held in custody by Mr. Smith's wife for his minor daughter; and 33,000 are Option Shares.

(8) Mr. Glarner shares, with his wife, voting and investment power of 1,048 shares; 2,534 shares are held in the Retirement Savings Plan; and 27,500 shares are Option Shares.

(9) Mr. Ciccarone shares, with his wife, voting and investment power of 174,475 shares; 308 shares are held by Mr. Ciccarone's wife as custodian for his son; and 21,000 shares are Option Shares.

(10) Mr. DeBaptiste has sole voting and investment power of 105,050 shares; 1,500 shares are held in an custodian account for the benefit of Mr. DeBaptiste, 1,350 shares are held in an custodian account for the benefit of Mr. DeBaptiste, The West Chester University foundation, and 21,000 shares are Option Shares.

(11) Ms. Hanson has sole voting and investment power of 2,498 shares; and 21,000 shares are Option Shares.

(12) Mr. Waldron shares, with his wife, voting and investment power of 8,640 shares; and sole voting and investment power of 200 shares; and 7,000 shares are Option Shares.

(13) Mr. Clarke shares, with his wife, voting and investment power of 6,000 shares; and 21,000 shares are Option Shares.

(14) Mr. Peirce has sole voting and investment power of 18,250 shares; 2,000 shares are held in an IRA account and 19,000 shares are Option Shares.

(15) Mr. Halsted has sole voting and investment power of 6,323 shares; 2,400 shares are owned by the Gawthrop, Greenwood & Halsted Profit Sharing Plan, of which Mr. Halsted is a trustee; 400 shares are owned by Abstracting Company of Chester County, of which Mr. Halsted is a shareholder and a director; Mr. Halsted's wife has sole voting and investment power of 474 shares; and 21,000 shares are Option Shares.

(16) Mrs. MacElree has sole voting and investment power of 209,458 shares; and Mr. MacElree has sole voting and investment power of 48,881 shares. Mrs. MacElree disclaims that she is the beneficial owner of any shares owned by Mr. MacElree, and Mr. MacElree disclaims that he is the beneficial owner of any shares owned by Mrs. MacElree.

(17) Mrs. Swope has sole voting and investment power of 43,715 shares; and 61,500 are Option Shares. Also includes 123,869 shares held by the Estate of Charles E. Swope of which Mrs. Swope is co-executor.

(18) According to a Schedule 13G/A jointly filed with the SEC on February 12, 2004 by Bank Fund IV L.P. ("BF IV"), an Illinois Limited
         Partnership,   Banc  Fund  V  L.P.   ("BF  V"),  an  Illinois   Limited
         Partnership, and Banc Fund VI L.P. ("BF VI"), an Illinois Limited Partnership, (collectively, the "Reporting Persons"), the Reporting Persons beneficially owned, in the aggregate, 372,402 shares at December 31, 2004. Charles J. Moore is the manager of the investment decisions for each of BF IV, BF V, and BF VI. As manager, Mr. Moore has voting and dispositive power over the securities of the issuer held by each of those entities.

(19) Of the total shares beneficially owned by all directors and executive officers as a group, 342,150 shares are Option Shares.


                GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS

     There were ten meetings of the Board of Directors of the Corporation during 2003. Each incumbent director except for Mr. Swope attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors of the Corporation held during the period in which such incumbent was a director, and
(2) the total number of meetings held by all committees of the Board of Directors of the Corporation on which such incumbent served during the period in which such incumbent served as a member of such committee or committees. Each Director of the Corporation is also a Director of the Bank. All members of the Board of Directors are strongly encouraged, but not required, to attend the Corporation's annual meetings of stockholders.

     Directors who are not also officers of the Corporation or Bank (each a "non-employee director") generally receive a fee of $500 for each Corporation or Bank Board meeting attended and $300 for each committee meeting attended. Additionally, a quarterly fee of $250 was paid to Mr. Peirce in 2003 for serving as the Secretary of the Board. Pursuant to the 1995 Stock Option Plan (the "Plan"), options to purchase shares of Common Stock were awarded to each non-employee director annually through September 30, 2002, according to formulas set forth in the Plan.

     The Corporation has a standing Audit Committee. The Committee consists of the following members: M. Robert Clarke (Chairman), Clifford E. DeBaptiste, David L. Peirce, and J. Carol Hanson. In the opinion of the Board of Directors, each of the members of the Audit Committee is independent as defined by Rule 4200 of the Nasdaq listing standards (as currently in effect and as will become effective for companies listed on Nasdaq during 2004; collectively, the "Nasdaq Listing Standards). A copy of the charter of the Audit Committee is included as Appendix A to this Proxy Statement. The Audit Committee is responsible for monitoring the integrity of the Corporation's financial reporting process and systems of internal controls for finance, accounting and regulatory compliance and reviewing the independence and performance of the Corporation's independent auditors and internal auditing functions, and related matters. The Audit Committee held four meetings during 2003. The Board of Directors has determined that the Audit Committee does not have an audit committee financial expert (as that term is defined in Item 401(h) of Regulation S-K of the regulations promulgated by the Securities and Exchange Commission (the "SEC")) serving on the Committee. Each member of the Audit Committee is able to read and understand financial statements and has substantial business experience that results in the individual member's financial sophistication. Consequently, the Board of Directors believes that the Directors who serve on the Audit Committee have sufficient knowledge and experience to fulfill the responsibilities of the Committee.

     The Corporation did not have a standing Nominating Committee in 2003. In February 2004, the Board of Directors organized a Corporate Governance and Nominating Committee, which consists of the following members: John S. Halsted (Chairman), M. Robert Clarke, and J. Carol Hanson. In the opinion of the Board of Directors, each of the members of the Corporate Governance and Nominating Committee is independent as defined by the Nasdaq Listing Standards. A copy of the charter of the Corporate Governance and Nominating Committee is not available to security holders on the Corporation's website at the present time, however, a copy of the charter is included as Appendix B to this Proxy Statement. The principal function of the Corporate Governance and Nominating Committee with respect to nominations is to review and select candidates for nomination to the Board of Directors. The Corporate Governance and Nominating Committee will be responsible for (1) identifying qualified individuals to become members of the Corporation's Board of Directors, (2) select the director nominees to be presented for election at each annual meeting of stockholders, and (3) review, evaluate and recommend changes to the Corporation's corporate governance practices. During 2003, these functions were performed on an ad hoc basis by the Board of Directors as a whole. As of the date of this Proxy Statement, the Corporate Governance and Nominating Committee had not yet met. See "Description of Nominating Process and Director Qualifications" for information regarding the process for identifying and evaluating nominees, procedures for shareholder nominations and director qualifications.

     The Corporation does not have a standing Compensation Committee. The Board of Directors of the Bank, however, has a standing Personnel and Compensation Committee that makes recommendations to the Board of Directors of the Corporation.


                              ELECTION OF DIRECTORS

     The Corporation's Articles of Incorporation provide that the Board of Directors shall be divided into three classes and shall consist of not less than five nor more than 25 members, as fixed from time to time by the Board of Directors. The Board of Directors has fixed the number of directors at nine, three of whom are to be Class I Directors, three of whom are to be Class II Directors and three of whom are to be Class III Directors. The Class I Directors are serving a three-year term until the 2006 Annual Meeting, the Class II Directors are serving a three-year term until the 2004 Annual Meeting, and the Class III Directors are serving a three-year term until the 2005 Annual Meeting, and, in each case, until his or her earlier resignation or removal or until a successor has been elected and qualified.

     The Board of Directors presently consists of nine directors. At the Annual Meeting, three Class II directors will be elected to serve until the 2007 Annual Meeting and until their respective successors have been elected and qualified. The intention of the persons named in the proxy, unless otherwise directed, is to vote all proxies in favor of the election to the Board of Directors for the nominees listed below.

     The three nominees receiving the highest number of votes cast by the holders of the Common Stock present or represented at the Annual Meeting and entitled to vote thereat, shall be elected as Class II directors. Withheld votes will have no effect on the outcome of the vote for the election of directors. Brokers holding shares of Common Stock in street name who do not receive voting instructions from the beneficial owners of such shares may return a signed proxy for such shares and direct the voting of the shares.

     The names of the nominees for Class II directors of the Corporation, their ages and certain other information as of February 1, 2004, is set forth as follows:

David L. Peirce, 75, has been a director of the Corporation since 1984 and a director of the Bank since 1973. Mr. Peirce is currently retired. He was previously President and CEO of Denney-Reyburn Company, a paper converter.

M. Robert Clarke, 57, has been a director of the Corporation and the Bank since 1993. Mr. Clarke is president of Clark, Nicolini and Associates, Ltd. Mr. Clarke is a Certified Public Accountant.

Kevin C. Quinn, 49, has been President of the Corporation and the Bank since 2003. Previously, Mr. Quinn had served as Chief Operating Officer of the Bank since 2002, Executive Vice President since 1997, and as Senior Vice President-Financial Management Services Department since 1990.

     Each of the nominees was recommended by the Corporation's Chairman and Chief Executive Officer and its non-management Directors and unanimously approved by the Board of Directors.

Recommendation of the Board of Directors

     The Board of Directors unanimously recommends the slate of nominees for election as Class II directors to the shareholders and recommends that the shareholders vote FOR the election of such slate of nominees as Class II directors of the Board of Directors of the Corporation.


          DESCRIPTION OF NOMINATING PROCESS AND DIRECTOR QUALIFICATIONS

     The Board of Directors has established a process that the Corporate Governance and Nominating Committee will use for identifying and evaluating nominees for director in future elections. The Corporate Governance and Nominating Committee will annually assess the qualifications, expertise, performance and willingness to serve of existing directors. If at this time or at any other time during the year the Board of Directors determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, the Chair of the Corporate Governance and Nominating Committee will then initiate the search, working with staff support and seeking input from other directors and senior management, considering nominees previously submitted by shareholders, and, if deemed necessary or appropriate, hiring a search firm. An initial slate of candidates satisfying the specific qualifications, if any, and otherwise qualifying for membership on the Board, will then be identified and presented to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will then prioritize the candidates and determine if the Corporate Governance and Nominating Committee members, other directors or senior management have relationships with the preferred candidates and can initiate contacts. If not, contact would be initiated by a search firm. The Chairman, CEO and at least one member of the Corporate Governance and Nominating Committee will interview the prospective candidate(s). Evaluations and recommendations of the interviewers will be submitted to the Corporate Governance and Nominating Committee for final evaluation. The Corporate Governance and Nominating Committee will meet to consider such recommendations and to approve the final candidate. The Corporate Governance and Nominating Committee will evaluate all nominees for director, including nominees recommended by a shareholder, on the same basis.

     The Corporate Governance and Nominating Committee will consider director candidates recommended by the Corporation's shareholders. Pursuant to policies adopted by the Board of Directors, recommendations with regard to nominees for election to the Board of Directors at future annual meetings of shareholders may be submitted by any shareholder entitled to vote for the election of directors in writing, received by the Secretary of the Corporation at least 60 days prior to the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting of shareholders, or, if the Corporation did not have an annual meeting of shareholders in the prior year, 90 days prior to the date of the annual meeting. Each notice of nomination must set forth (i) the name, age, business address and, if known, residence address of each nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of common stock of the Corporation which are beneficially owned by each such nominee, (iv) the qualifications of such nominee for service on the Board of Directors, (v) the name and residence address of the proposing shareholder(s), and (vi) the number of shares of common stock owned by the proposing shareholder(s).

     In connection with the adoption of the Corporate Governance and Nominating Committee Charter, the Corporation's Board of Directors established certain minimum qualifications for board members, including being at least 21 years old and possessing (1) the ability to read and understand corporate financial statements, (2) relevant business experience and professional skills, (3) high moral character and personal and professional integrity, and (4) the willingness to commit sufficient time to attend to his or her duties and responsibilities as a director of a public corporation. In addition, the Corporate Governance and Nominating Committee may consider a variety of other qualities and skills, including (A) expertise in banking, investments and other businesses in which the Corporation and its subsidiaries may engage, (B) the ability to exercise independent decision-making, (C) the absence of conflicts of interest, (D) diversity of gender, ethnic background, and experience, and (E) the ability to work effectively with other directors in collectively serving the long-term interests of all shareholders. Nominees must also meet any applicable requirements of SEC regulations, state law, and the Corporation's charter and bylaws.


                        DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below are the names and ages of the Directors and executive officers of the Corporation and the Bank, their positions with the Corporation and the Bank, their principal occupations during the past five years and their directorships with other companies which are subject to the reporting requirements of Federal securities laws:

                                    DIRECTORS

John A. Featherman, III, 65, has been Chairman of the Boards of the Corporation and Bank and Chief Executive Officer of the Corporation and the Bank since 2003, and a director of the Corporation and the Bank since 1985. Mr. Featherman has been a practicing attorney and a principal of the law firm of MacElree Harvey, Ltd. since 1969.

John J. Ciccarone, 75, has been a director of the Corporation and the Bank since 1987. Mr. Ciccarone is President of Omega Industries, Inc., a real estate development company.

Clifford E. DeBaptiste, 79, has been a director of the Corporation since 1984 and a director of the Bank since 1975. Mr. DeBaptiste is Chairman, Supervisor and Director of DeBaptiste Funeral Homes, Inc.

John B. Waldron, 73, has been a director of the Corporation since 1984 and a director of the Bank since 1981. Mr. Waldron is an agent of Arthur Hall Insurance Group and former owner of John B. Waldron Insurance Agency.

John Halsted, 70, has been a director of the Corporation since 1991 and a director of the Bank since 1991. Mr. Halsted is a principal of the law firm of Gawthrop, Greenwood & Halsted, P.C. and currently serves as solicitor of Chester County.

J. Carol Hanson, 56, has been a director of the Corporation since 1991 and a director of the Bank since 1995. Ms. Hanson is Executive Director of Barclay Friends Corporation, a long term care facility.

M. Robert Clarke, 57, see "Election of Directors" for additional biographical information.

David L. Peirce, 75, see "Election of Directors" for additional biographical information.

Kevin C. Quinn, 49, see "Election of Directors" for additional biographical information.


                               EXECUTIVE OFFICERS

Peter J. D'Angelo, 58, became Executive Vice President-Personal Banking of the Bank in 2002. Mr. D'Angelo had served the Bank as Executive Vice President-Lending since 1997, Senior Vice President-Commercial Loan Department and Cashier since 1996 and as Vice President of the Bank since 1986.

J. Duncan Smith, 45, became Executive Vice President-Financial Support Services of the Bank in 1997. Mr. Smith had served the Bank as Senior Vice
President-Finance and Accounting since 1996 and Vice President and Comptroller of the Bank since 1993. Mr. Smith also served as Treasurer of the Corporation since 1993.

David W. Glarner, 53, became Executive Vice President-Business Banking in 2002. Mr. Glarner had served the Bank as Senior Vice President-Mortgage Lending Department of the Bank since 1996 and as Vice President since 1983.

Linda M. Hicks, 50, became Executive Vice President-Financial Management Services of the Bank in 2002. Ms. Hicks had served the Bank as Senior Vice President-Financial Management Services Department since 1998 and as Vice President since 1990.

                                SENIOR MANAGEMENT

Richard W. Kaufmann, 56, became Senior Vice President-Credit Administration and Credit Policy Officer of the Bank in 2002. Mr. Kaufmann had served the Bank as Senior Vice President-Commercial Loan Department since 1998 and Vice President since 1996. Prior to joining the Bank, Mr. Kaufmann served as Vice President of the Philadelphia Business Banking Group of Meridian Bank from 1990 to 1995.

Anthony J. Poluch, 46, became Senior Vice President-Business Development of the Bank in 2000. Mr. Poluch has served the Bank as Vice President - Business Development since 1993. Mr. Poluch started with the Bank in 1984.

Patricia Travaglini, 44, became Senior Vice President-Residential Lending of the Bank in 2000. Ms. Travaglini had served the Bank as Vice President - Residential Lending since 1996. Ms. Travaglini started with the Bank in 1987.

Richard M. O'Donnell, 52, became Senior Vice President-Branch Administration/Retail Banking of the Bank in 2000. Mr. O'Donnell had served the Bank as Vice President - Branch Administration/Retail Banking since 1997. Prior to joining the Bank, Mr. O'Donnell served as Regional Vice President of Commerce Bank from 1988 to 1997.

Michelle Venema, 41, became Senior Vice President - Commercial Lending of the Bank in 2002. Ms. Venema had been employed by the Bank in the Commercial Lending Department from 1984 through 1998. Between 1998 and 2002, Ms. Venema was employed by Progress Bank and Malvern Federal Savings Bank.

James McLaughlin, 54, became Senior Vice President - Commercial Mortgage in 2002. Mr. McLaughlin had served as Vice President since 1999. From 1997 to 1999, Mr. McLaughlin was self employed as a Real Estate Broker.

T. Benjamin Marsho, 35, became Senior Vice President -- Controller in 2004. Mr. Marsho had served as Vice President-Controller since 1999, Assistant Vice President-Assistant Controller since 1997. Mr. Marsho started with the Bank in 1996, prior to which he was employed as a National Bank Examiner for the Comptroller of the Currency since 1991. Mr. Marsho also serves as the Assistant Treasurer of the Corporation.

     There are no family relationships between any director, executive officer or person nominated or chosen by the Corporation to serve as a director or executive officer.

Code of Ethics

     The Corporation has adopted a code of ethics (as that term is defined in Item 406 of Regulation S-K of the regulations promulgated by the SEC) that applies to the principal executive officer, principal financial officer, principal accounting officer or controller and all other employees. The Corporation's code of ethics has been filed with the SEC as an exhibit to its annual report on Form 10-K for the year ended December 31, 2003.

                             EXECUTIVE COMPENSATION

     The following table sets forth a summary of compensation paid or accrued by the Corporation for services rendered for each of the last three fiscal years by each individual who served as the Chief Executive Officer of the Corporation and the four other most highly compensated executive officers of the Corporation or the Bank (the "Named Executive Officers"):


                           SUMMARY COMPENSATION TABLE
                                                                                                 Long Term
                                                Annual Compensation                            Compensation
                                                -------------------                            ------------

         Name and                                                     Other Annual        Stock          All Other
        Principal                         Salary          Bonus       Compensation       Options     Compensation
         Position             Year        ($)(1)         ($)(2)          ($)(3)          (#)(4)            ($)(5)
         --------             ----        ---            ---             ---             ---               ---

Charles E. Swope,             2003        $360,039        $10,000          --                 -0-           $70,577
President, former CEO and     2002         395,000            -0-          --                 -0-            92,436
Chairman of the               2001         375,000         52,119          --               8,000            92,245
Corporation and the
Bank(6)

John A. Featherman, III,      2003        $ 31,154             --          --               -0-                $731
CEO and Chairman of the       2002              --             --          --                --                  --
Corporation and the           2001              --             --          --                --                  --
Bank(6)

Kevin C. Quinn,               2003        $180,250        $10,000          --                 -0-           $24,498
President of the              2002         155,000         21,258          --               4,500            28,088
Corporation and the           2001         135,000         19,535          --               4,000            25,879
Bank(6)

Peter J. D'Angelo,            2003        $139,256        $ 3,000          --                 -0-           $17,787
EVP of the Bank               2002         135,200            -0-          --               3,000            25,143
                              2001         130,000         19,535          --               4,000            25,163

J. Duncan Smith,              2003        $139,256        $ 5,000          --                 -0-           $19,343
Treasurer of the              2002         135,200         17,436          --               3,000            26,701
Corporation and EVP of        2001         130,000         19,364          --               4,000            26,128
the Bank

David W. Glarner,             2003        $134,559        $ 5,000          --                 -0-           $14,601
EVP of the Bank               2002         130,640         19,364          --               3,000            22,253
                              2001         111,500         14,979          --               2,000            14,452
---------------------

(1) Amounts shown include cash compensation earned and accrued by the Named Executive Officers as well as amounts earned but deferred at the election of such officers.

(2) In 2004, Messrs. Featherman, Quinn, D'Angelo, Smith, and Glarner were paid a bonus of $125 based on performance in 2003. In 2003, Messrs. Swope, Quinn, Featherman, Smith, D'Angelo, and Glarner were paid a bonus of $10,000, $0, $10,000, $5,000, $3,000, and $5,000, respectively based on performance in 2002. In 2002, Mr. Quinn was paid a bonus of $17,782, Mr. Smith was paid $17,436 and Mr. Glarner was paid $17,604 based upon performance in 2001. Also in 2002, Mr. Quinn was paid a promotional bonus of $3,476, and Mr. Glarner was paid a promotional bonus of $1,760. Amounts shown for 2001 represent bonuses paid during 2001 based upon the performance of the Corporation and the Bank in 2000 and part of 2001. In 2001, Mr. Swope was paid a bonus of $3,049, Mr. Smith was paid $1,487, Mr. Quinn was paid $1,581, Mr. D'Angelo was paid $1,585, and Mr. Glarner was paid $1,599 based upon the full-year performance of the Corporation and the Bank in 2000 and part of 2001.

(3) The value of amounts paid for perquisites and other personal benefits, securities or property paid to any of the Named Executive Officers does not exceed 10% of the total of annual salary and bonus reported for such person.

(4) Amounts shown reflect the number of shares underlying options granted in the specified year. See "Stock Options".

(5) Amounts shown for 2003 include: (i) contributions to a qualified defined contribution plan for the benefit of Messrs. Swope, Featherman, Quinn, D'Angelo, Smith, and Glarner of $11,100,$0, $10,419, $7,959,
         $7,959 and $7,678, respectively; (ii) contributions to non-qualified, supplemental retirement plans for the benefit of Messrs. Swope, Featherman, Quinn, D'Angelo, Smith, and Glarner of $21,788, $731,
         $5,372,  $4,178,  $4,178  and  $4,037,  respectively;   (iii)  matching
         contributions to the 401(k) plan accounts of Messrs. Swope, Featherman, Quinn, D'Angelo, Smith, and Glarner of $9,664, $0, $7,467, $5,650, $5,775 and $2,887, respectively; (iv) Mr. Quinn and Mr. Smith were paid $523 and $998, respectively, pursuant to the Bank's referral program and $717 and $430, respectively, pursuant to the Bank's service reward program;(v) $28,025 for the tax adjusted cost of Mr. Swope's life insurance policy.

(6) Mr. Swope passed away on November 8, 2003. Mr. Featherman was appointed CEO, and Mr. Quinn was appointed President, of the Corporation and the Bank on November 13, 2003.

Stock Options

     The Corporation made no grants of stock options during the Corporation's fiscal year ended December 31, 2003, to the Named Executive Officers of the Corporation.

Exercise of Options

     The following table sets forth information regarding the exercise of stock options and the value of any unexercised stock options of each of the Named Executive Officers of the Corporation during the fiscal year ended December 31, 2003:


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUES


                                                                 Number of Securities           Value of Unexercised
                              Shares                            Underlying Unexercised        In-the-Money Options at
                             Acquired           Value         Options at Fiscal Year End        Fiscal Year End (1)
Name                        on Exercise         Realized        Vested            Unvested      Vested       Unvested
----                        -----------         --------        ------            --------      ------       --------

Charles E. Swope(2)               --               --            61,500           --          $575,026          --
John A. Featherman                --               --            21,000           --           212,389          --
Kevin C. Quinn                    --               --            38,500           --           377,938          --
Peter J. D'Angelo                 --               --            41,000           --           428,048          --
J. Duncan Smith                3,000          $47,520            37,000           --           363,088          --
David W. Glarner                  --               --            29,700           --           310,806          --

----------

(1) Based upon the average bid and asked prices for the Common Stock on December 31, 2003 of $24.90 as quoted by F.J. Morrissey & Co., less the exercise price.

(2) Subsequent to Mr. Swope's death, his estate exercised options to acquire 6,450 shares.

Employment Agreements

     Effective November 23, 2003, Messrs. Featherman and Quinn, the Corporation and the Bank (collectively referred to in this section as the "Corporation") entered into employment agreements. The provisions of each of the employment agreements are substantially the same except for specific items relating to the executive's positions, responsibilities, compensation and benefits. The following discussion, therefore, describes each of the agreements which are referred to as the "New Executive Agreements"). The New Executive Agreements are for a period of about three years, terminating on December 31, 2006, unless terminated earlier in accordance with their terms. Pursuant to their respective Agreements, Mr. Featherman is serving as the Chief Executive Officer of the Corporation and the Bank, and Mr. Quinn is serving as the President of the Corporation and the Bank. During the term of the New Executive Agreements, Mr. Featherman's and Mr. Quinn's employment shall continue in the same positions. As compensation under the New Executive Agreements, Messrs. Featherman and Quinn receive salaries and benefits as determined by the Board of Directors from time to time, but which may not be materially different from that which they received as of the date of the New Executive Agreements.

     If the  Corporation  breaches  one of the  New  Executive  Agreements,  the affected officer may leave the Corporation's employ and have no further liability or obligation under the applicable Agreement, and the Corporation will be obligated to continue to pay the salary and benefits being paid at the time of the breach for the remaining term of the applicable Agreement. Mr. Featherman and Mr. Quinn may also terminate their respective Agreements upon ninety days prior written notice, and the Corporation shall have no further obligation to pay a salary and benefits to the terminating officer, other than salary and benefits which have accrued but remain unpaid at the termination. The Corporation may terminate Mr. Featherman or Mr. Quinn upon (i) a breach of the New Executive Agreement by the respective officer that is not cured within 30 days from receipt of notice of such breach, or (ii) his conviction of a crime which is a felony and involves theft, embezzlement, breach of fiduciary duty or similar crime involving moral turpitude. During the term of the New Executive Agreements and for one year thereafter, the officer may not be employed by any other bank or financial institution doing business in Chester County, Pennsylvania, or elsewhere, unless the Agreement is terminated by the officer due to breach of the Agreement by the Corporation or if the officer's employment is terminated due to a "change of control" as defined in the New Executive Agreements. If the officer's employment is terminated by the Corporation other than for cause or by the officer, in either case within two years after a change of control, then the Corporation is obligated to continue to provide the officer with compensation and benefits for the longer of the remainder of the term or for two years after such termination.

     Effective December 1, 1999, Messrs. Smith and D'Angelo  (collectively,  the
"Executives") entered into employment Executive Agreements (collectively, the "Executive Agreements") with the Bank. The Executive Agreements were initially for a three-year term, automatically renewing for successive one-year periods in the event the Executive continued in the full-time employment of the Bank after the initial three-year term. The present expiration of the Executive Agreements is November 30, 2004. The provisions of each of the Executive Agreements are the same except for specific items relating to the Executives' positions, responsibilities, compensation and benefits. As compensation under the Executive Agreements, the Executives receive salary and benefits as fixed from time to time, but which may not be less that the compensation or benefits that they received as of the date of their respective Executive Agreement.

     An Executive may terminate his Executive Agreement upon the breach of the Executive Agreement by the Bank which is not cured within 30 days from receipt of notice of such breach. The Bank may also terminate an Executive Agreement upon an Executive's failure to perform his duties which is not cured within thirty days from receipt of notice of such deficiencies. In these cases, the Bank will be obligated to continue to provide the Executive compensation and benefits for a period of one year on the terms and conditions at which such compensation and benefits are being paid on the date on which the breach of the Executive Agreement occurred or the date on which the Executive was terminated. An Executive may also terminate his Executive Agreement upon written notice to the President, and the Bank may terminate the Executive Agreements at any time for cause. In these cases, the Bank will be under no obligation to pay any compensation or benefits to the Executive following the effective date of termination, except that the Bank will remain liable to pay compensation and benefits which have accrued but which remain unpaid or unfurnished as of the effective date of termination. During the term of the Executive Agreements, and for a period of one year following the termination thereof, the Executives will be subject to restrictive covenants regarding future employment, non-competition and solicitation of Bank employees.

Report on Executive Compensation

     As members of the Personnel and Compensation Committee, it is our duty to administer the Corporation's various employee benefits plans, including the Stock Option Plan. In addition, we review the compensation levels of members of management, evaluate the performance of management and consider management succession and related matters. The Committee reviews in detail with the Board of Directors all aspects of compensation for senior management of the Corporation and the Bank. The Committee is responsible for setting and administering the salaries and the annual bonus plans that govern the compensation paid to Senior Management of the Corporation and the Bank, except that the full Board of Directors is responsible for ratifying the salaries and bonuses paid to Senior Management.

     Prior to Mr. Swope's death, the Committee was composed of two independent non-employee directors David L. Peirce and John A. Featherman, III, and one employee director, Charles E. Swope, Chairman of the Board and President. On February 6, 2004, Clifford E. DeBaptiste, John B. Waldron and Mr. Robert Clarke were appointed to the Committee. Mr. Featherman resigned from the Committee in November 2003.

     During 2003, with the assistance of Peter R. Johnson and Company, a human resources professional service firm, we undertook an extensive survey of peer organizations to determine comparable total compensation for our executive team. As a result, adjustments of base salaries and incentive bonuses were implemented that were designed to recognize the importance of retaining our executive team and motivating them to continue to perform in the best interest of the shareholders of the Bank. Our decisions regarding the compensation of executive officers in 2003 and 2004 continue to be guided by the results of this survey.

     Based upon the Committee's evaluation of the foregoing information, Mr. Featherman's base salary was set at $300,000, effective November 13, 2003. Mr. Featherman will also receive perquisites and other benefits pursuant to his rights under his Employment Agreement with the Corporation and the Bank which is described elsewhere in the Proxy Statement.

     Mr. Featherman has been an active member of the Board of Directors and was selected to serve as Chief Executive Officer because of, among other things, his outstanding contributions to the leadership of the Corporation throughout his tenure on the Board. Mr. Featherman's compensation is based upon his expected contribution to the ongoing improvement in the performance of the Corporation and increased value to the shareholders.

                            By the Board of Directors of the Corporation and the Personnel and Compensation Committee of the Bank:
                            David L. Peirce, Chairman
                            Clifford E. DeBaptiste
                            John B. Waldron
                            M. Robert Clarke


Compensation Committee Interlocks and Insider Participation

     Prior to Mr. Swope's death, the Personnel and Compensation Committee of the Bank consisted of Messrs. Peirce (Chairman), Featherman and Swope. Presently, the Committee consists of Messrs. Peirce (Chairman), DeBaptiste, Waldron and Clarke. No member of the Compensation Committee is or was a former or current officer or employee of the Corporation or the Bank during his tenure on the Committee. Mr. Featherman is a principal in the law firm of MacElree Harvey, Ltd., which was retained by the Corporation as counsel during 2003 and is expected to be retained again during 2004.

Report by the Audit Committee

     The Audit Committee oversees the Corporation's financial reporting process on behalf of the Board of Directors. In that connection, the Committee, along with the Board of Directors, has formally adopted an audit committee charter setting forth its responsibilities. A copy of the charter as amended and restated in 2004, is filed as Appendix A to this Proxy Statement.

     Management has the primary responsibility for the financial statements and the reporting process including the systems of internal control. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements that are included in the Annual Report with management, including a discussion of the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the matters required to be discussed by SAS 61 (Communications with Audit Committee, codification of Statements on Auditing Standards, AU ss. 380). In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Corporation, including the matters in the written disclosures received from the auditors as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and considered the compatibility of non-audit services with the auditors' independence.

     The Committee discussed with the Corporation's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation's internal controls and the overall quality of the Corporation's financial reporting. The Committee held four meetings during the year in addition to reviewing the quarterly results with the financial auditors prior to press release.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC. The Committee and the Board of Directors have also approved the selection of the Corporation's independent auditors.


                                                     Audit Committee:
                                                     M. Robert Clarke, Chairman
                                                     Clifford E. DeBaptiste
                                                     David L. Peirce
                                                     J. Carol Hanson


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's officers and directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to the Corporation, or written representations that no Forms 5 were required, the Corporation believes that, during 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were timely filed, except one Form 4 reporting the exercise of a stock option and the sale of the stock so acquired, was filed late by Mr. Smith due to the issuance of an improper CIK Code by EDGAR Filer Support.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Some of the directors and executive officers of the Corporation, as well as members of their families and companies with which they are associated, were customers of and had banking transactions with the Bank in the ordinary course of its business during 2003. All loans and commitments to lend money extended to such parties were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management, the loans and commitments do not involve more than a normal risk of collectability or present other unfavorable features.

     The law firm of MacElree Harvey, Ltd., of which Mr. Featherman, CEO, is a partner, was retained by the Corporation and the Bank as counsel during 2003 and is expected to be retained in 2004.

     The Insurance Agency of Author Hall Insurance Group, for which Mr. Waldron, a director of the Corporation and the Bank, is an agent, was utilized by the Corporation and the Bank during 2003 and is expected to be utilized in 2004. Gross premiums billed through the Author Hall Insurance Group in 2003 were $479,203.

                        SHAREHOLDER COMMUNICATION POLICY

     The Corporation has established procedures for shareholders to communicate directly with the Board of Directors on a confidential basis. Shareholders who wish to communicate with the Board or with a particular director may send a letter to the Secretary of the Corporation at 9 North High Street, P.O. Box 523, West Chester, PA 19380. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Shareholder-Board Communication" or "Shareholder-Director Communication." All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The
Secretary will make copies of all such letters and circulate them to the directors addressed. To the extent that a shareholder wishes the communication to be confidential, such shareholder must clearly indicate on the envelope that the communication is "confidential." The Secretary will then forward such communication, unopened, to the Chairman of the Board of Directors.

                          STOCK PRICE PERFORMANCE GRAPH

     The following graph illustrates a five year comparison of cumulative shareholder return on the Common Stock for each of the years ended December 31, 1999, 2000, 2001, 2002 and 2003 for: (i) the Corporation, (ii) the NASDAQ -Total US Index* (the "NASDAQ Index"), (iii) the SNL $250 -- $500 Million Bank Asset-Size Index, and (iv) the SNL $500 Million -- $1 Billion Bank Asset-Size Index. The Corporation has determined to use the SNL $500 Million Index rather than the SNL $250 Million Index due to the fact that the Corporation's total assets exceed $500 Million. The comparison assumes $100 was invested on December 31, 1998 in the Corporation's Common Stock and in each of the foregoing indices and reinvestment of dividends.

                                [GRAPHIC OMITTED]


                                            1998         1999         2000         2001         2002         2003
                                            ----         ----         ----         ----         ----         ----

First Chester County Corporation           100.00        100.30       70.62        80.37        91.73       139.75
NASDAQ Index                               100.00        185.43      111.83        88.76        61.37        91.75
SNL $250-$500 Million Bank Index           100.00         93.03       89.58       127.27       164.11       237.11
SNL $500 Million-$1 Billion Bank Index     100.00         92.57       88.60       114.95       146.76       211.62

* The Nasdaq Index is a composite index comprised of all Nasdaq-listed companies incorporated in the United States.

         Source:  SNL Financial LC, Charlottesville, VA

                     AMENDMENT OF ARTICLES OF INCORPORATION

     The Corporation's Board of Directors has unanimously approved a proposal to amend the Corporation's Articles of Incorporation (the "Amendment") subject to the approval of the holders of a majority of the outstanding shares of Common Stock of the Corporation.

     The Amendment increases the number of shares of Common Stock that the Corporation is authorized to issue from 10,000,000 shares to 25,000,000 shares. The Board of Directors believes that approval of the Amendment will provide the Corporation with additional flexibility for possible future stock dividends, acquisitions and other corporate purposes. The Corporation has no specific plans to take such actions at this time, however approval of the Amendment at this time will enable the Corporation to be in a position to act quickly should it determine that such actions are in the best interest of the Corporation in the future.

     The Amendment would amend Article 5 of the Corporation's Articles of Incorporation so that such Article, in its entirety, would read as follows:

             "The aggregate number of shares of capital stock
              which the Corporation shall have authority to issue is twenty-five million (25,000,000) shares of common stock with a par value of $1.00 per share."

Recommendation of the Board of Directors

     Approval of the Amendment requires the affirmative votes of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the 1999 Annual Meeting. Abstentions will have the same effect on the outcome of such vote as a "no" vote. If a broker holding shares of Common Stock for its customers in street name returns a signed proxy but does not receive voting instructions from the beneficial owners of such shares and does not have discretionary authority to vote such shares, the shares will not be voted and will have the same effect on the outcome of such vote as a "no" vote.

     The Board of Directors recommends that the shareholders vote FOR the approval of the Amendment as described in this Proxy Statement.


                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed the firm of Grant Thornton, LLP, as independent public accountants for the year ended December 31, 2004. This appointment will be submitted to the shareholders for ratification at the 2004 Annual Meeting. Notwithstanding the approval of this proposal by the shareholders, the Audit Committee has the sole authority and responsibility to select, appoint, evaluate and, where appropriate, discharge and replace the auditors. The Audit Committee is not bound to retain such auditors, and notwithstanding the shareholders' rejection of such auditors, the Audit Committee shall not be bound to replace such auditors, where, in either case, the Audit Committee determines its decision regarding the auditors to be in the best interests of the Corporation.

     For the year ended December 31, 2003, the Corporation paid the following amounts to Grant Thornton:

                                      2003                             2002
                                      ----                             ----
     Audit Fees:                  $ 115,500                         $ 94,700
     Audit Related Fees:              7,500                                0
     Tax Fees:                       19,800                           35,860
     All Other Fees:                      0                                0

     Tax Fees include fees for services relating to the preparation of the Corporation's tax returns, review of asset classifications for tax purposes, and assistance with an audit of sales and use taxes.

     The Audit Committee has considered whether the provision of the foregoing non-audit services is compatible with maintaining Grant Thornton's independence.

     A representative of Grant Thornton, LLP, is expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if he so desires.

     In accordance with Federal securities laws and regulation, the practice of the Audit Committee is to pre-approve all services to be rendered by the independent public accountants. The Audit Committee did not approve any services pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X of the regulations promulgated by the SEC.

     Ratification of this proposal requires the affirmative votes of the holders of a majority of the shares present in person or by proxy and entitled to vote at the 2004 Annual Meeting. Abstentions will have the same effect on the outcome of such vote as a "no" vote. If a broker holding shares of Common Stock for its customers in street name returns a signed proxy but does not receive voting instructions from the beneficial owners of such shares, the broker may direct the voting of such shares.

Recommendation of the Board of Directors

     The Board of Directors recommends that the shareholders vote FOR the ratification of Grant Thornton, LLP as the Corporation's independent public accountants for the year ending December 31, 2004.

                              SHAREHOLDER PROPOSALS

     Shareholders intending to submit proposals to be included in the Corporation's next proxy statement must send their proposals to the Secretary of the Corporation at 9 North High Street, West Chester, PA 19380 not later than November 15, 2004. Such proposals must relate to matters appropriate for shareholder action and be consistent with regulations of the SEC.

     Shareholders intending to present proposals at the next Annual Meeting of the Corporation and not intending to have such proposals included in the Corporation's next proxy statement must send their proposals to the Secretary of the Corporation at the address given in the prior paragraph not later than January 29, 2005. If notification of a shareholder proposal is not received by such date, the proxies may vote, in their discretion, any and all of the proxies received in this solicitation against such proposal.

                             ADDITIONAL INFORMATION

     The Corporation will provide to each person solicited, without charge except for exhibits, upon request in writing, a copy of its annual report on Form 10-K, including the financial statements and financial statement schedules. Such report will be filed with the SEC on or about March 15, 2004. Requests should be directed to Mr. John Stoddart, Shareholder Relations Officer, First Chester County Corporation, 9 North High Street, West Chester, Pennsylvania 19380.

                                             By Order of the Board of Directors



                                             /s/ John B. Waldron
                                             -----------------------------------
                                             John B. Waldron           Secretary

West Chester, Pennsylvania
March 15, 2004

                                   Appendix A
                  Amended and Restated Audit Committee Charter


AUDIT COMMITTEE MISSION

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities with respect to the accounting and financial reporting processes of the Corporation and the audits of the Corporation's financial statements. The Audit Committee's primary duties and responsibilities are to:

    o Monitor the integrity of the Corporation's accounting and financial reporting processes and systems of internal controls regarding finance, accounting and regulatory compliance.

    o    Monitor  the  independence,   qualifications  and  performance  of  the
         Corporation's independent auditors and internal auditing department.

    o    Provide an avenue of  communication  among the independent  auditors,
         management,   the  internal  auditing  department,  and  the  Board  of
         Directors.

To  effectively  perform  his or her role,  each  Committee  member must have an
understanding  of  the  detailed  duties  and   responsibilities   of  Committee
membership.

AUDIT COMMITTEE ORGANIZATION

The Audit Committee shall be comprised of three or more directors, one of whom will be designated as Chairman. Members shall be appointed, and may be removed by, the Board of Directors. Each member of the Audit Committee shall (i) meet
(A) the independence and financial literacy requirements of the National Association of Securities Dealers ("NASD"), (B) the independence requirements of
Section 10A(m)(3)(B) of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission ("SEC"), and (ii) be free of any relationship that, in the opinion of the Board of Directors, would interfere with his or her individual exercise of independent judgment; provided that under exceptional and limited circumstances, one director who meets the requirements of Section 10A(m)(3)(B) but does not otherwise meet the independence requirements of NASD may be permitted to serve on the Audit Committee in accordance with the rules of NASD.

At least one member of the Audit Committee must have past employment  experience
in  finance  or  accounting,   professional   certification  in  accounting,  or
comparable experience that results in such member's financial sophistication.

The Board of Directors shall periodically evaluate the qualifications of each member of the Audit Committee to determine whether one or more members meet the requirements of an "audit committee financial expert" (as defined in Item 401 of Regulation S-K) and, if not, whether it is in the Corporation's best interests to appoint a member to the Audit Committee who meets such requirements. The Corporation shall disclose in its annual report on Form 10-K whether the Audit Committee has an audit committee financial expert and, if so, the name of such member. If the Audit Committee does not have an audit committee financial expert, the Corporation must explain in the annual report on Form 10-K why it does not.

AUDIT COMMITTEE MEETINGS

The Audit Committee shall meet at least quarterly and may meet more frequently as it may determine to be necessary or advisable in order to accomplish its purposes. Meetings of the Audit Committee may be called by the Chair, or at the request of one-half or more of the members of the Audit Committee, the Chief Financial Officer, the Chief Internal Auditor or the independent auditors. Members of the Audit Committee may participate in a meeting by means of conference telephone by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence at the meeting. Meetings will be held at such places as the Chairman of the Audit Committee may from time to time designate. All members of the Audit Committee are expected to attend each meeting, however, a quorum of the Audit Committee shall consist of a majority of its members then serving. The Audit Committee shall report to the Board of Directors following each meeting of the Audit Committee, making such recommendations as the Audit Committee may deem appropriate. Minutes of the meetings of the Audit Committee shall be prepared and filed with the Secretary of the Corporation to be filed with the minutes of the Corporation. The Audit Committee shall also meet periodically with the internal auditors, the independent auditors, and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee.

AUDIT COMMITTEE DUTIES AND RESPONSIBILITIES

Guiding Principles

Flexibility. In order for the Audit Committee to effectively carry out its purposes, its processes must remain flexible so it can best react to changing conditions, information, accounting rules, securities laws and regulations and other factors which bear on its responsibilities. The key duties and responsibilities set forth in this Charter, therefore, describe the principal recurring processes of the Audit Committee. These processes are set forth as a guide, only, with the understanding that the Audit Committee or the Board of Directors may supplement them as it or they deem necessary or appropriate to accomplish the purposes of the Audit Committee.

Responsibility for Financial Reporting. The Corporation's management is responsible for preparing the Corporation's financial statements in accordance with generally accepted accounting principles ("GAAP") and its periodic reports as required by the Securities and Exchange Commission (the "SEC"). The Corporation's independent auditors are responsible for auditing the Corporation's annual financial statements and reviewing the Corporation's interim financial statements. While the Audit Committee has responsibility to oversee management's and the independent auditors' conduct of these activities, such oversight does not reduce the responsibility of management or the auditors nor transfer responsibility for the conduct of these activities to the Audit Committee.

Open Communication. The Audit Committee is expected to maintain free and open communication with the independent auditors and management of the Corporation. In order to facilitate such free and open communication, the Audit Committee should meet with members of management and the independent auditors, separately, at least once a year and at such other times as the members of the Audit Committee deem it necessary or appropriate to accomplish its purposes.

ROLES AND RESPONSIBILITIES

Financial Statement Review and Processes

     1. Review Annual Audit Results. The Audit Committee shall review with management and the independent auditors the audited financial statements and the disclosures to be made in management's discussion and analysis ("MD&A") to be filed with the SEC as part of the Form 10-K. The Audit Committee shall review with the independent auditors the report of its annual audit, or proposed report of its annual audit, the accompanying management letter, if any, and management's response. The independent auditors shall discuss with the Audit Committee the matters required to be discussed by Statement on Auditing
Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, and restrictions on the scope of activities or access to requested information and any significant disagreements with management. The Audit Committee shall recommend to the Board of Directors whether the audited financial statements should be included in the Form 10-K.

     2. Review Quarterly Financial Results. The Audit Committee shall review with management and the independent auditors the Corporation's earnings press releases and their reviews of the Corporation's interim financial statements in accordance with Statement on Auditing Standards No. 71. The Audit Committee shall review with management and the independent auditors the quarterly financial statements and MD&A prior to filing the Form 10-Q.

     3. Financial Reporting Issues and Judgments; Related Matters. The Audit Committee shall review with management and the independent auditors (both with and without the presence of management) significant financial reporting issues and judgments made in connection with the preparation of the Corporation's financial statements, including any significant changes in the Corporation's selection or application of accounting principles, any major issues as to the adequacy of the Corporation's internal control over financial reporting and any special steps adopted in light of material control deficiencies. In addition, such review shall include consideration of the following:

        a. All critical accounting policies and practices to be used.

        b. All alternative treatments of financial information that are consistent with GAAP that have been discussed with management, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors.

        c.  Other  material  written   communications  between  the  independent
auditors and management, such as any management letter, schedule of unadjusted differences and the Corporation's representation letter.

        d. Disclosures of any transactions between the Corporation and any affiliate of the Corporation or affiliate of such person.

        e. The effect of regulatory and accounting initiatives and off-balance sheet structures on the Corporation's financial statements.

        f. All correspondence, reports or notices which raise material issues regarding the Corporation's financial statements or accounting policies that are issued by the SEC or any other government agency.

        g. All legal and tax matters that could have a significant impact on the Corporation's financial statements, including the Corporation's compliance with applicable laws and regulations, and inquiries received from regulators or government agencies, and all audit letters obtained by the independent auditors from the Corporation's counsel.

     4. Internal Controls and Procedures. In consultation with management, the independent auditors and internal auditors, discuss and consider the integrity and adequacy of the Corporation's internal control over financial reporting and the Corporation's disclosure controls and procedures. The Audit Committee shall consider the disclosures made to it by the Corporation's principal executive, operating, financial and accounting officers pursuant to their certification of the Corporation's Forms 10-K and Forms 10-Q, including, without limitation, any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting that may adversely affect the Corporation's ability to record, process, summarize and report financial information and any fraud involving management or other employees who have a significant role in the Corporation's internal control over financial reporting.

     5. Risk Management. The Audit Committee shall discuss with management the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation's risk assessment and risk management policies. Discuss significant financial risk exposures and steps taken by management to monitor, control, and report such exposures.

     6. Illegal Acts. The Audit Committee shall obtain assurance from the auditor that Section l0A(b) of the Securities Exchange Act of 1934 has not been implicated.

     7. Other Findings. Review significant findings prepared by the independent auditors and the internal auditors together with management's responses. Gain an understanding of whether recommendations made by internal and independent auditors regarding internal control over financial reporting and disclosure controls and procedures have been implemented by management.

Independent Auditors

     8. Accountability. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors as representatives of the Corporation's shareholders. The auditors shall report directly to the Audit Committee.

     9. Annual Selection of Auditors. The Audit Committee has the sole authority and responsibility to select, appoint, evaluate and, where appropriate, discharge and replace the auditors. The Audit Committee may submit its decision regarding the selection of the auditors to the shareholders of the Corporation for ratification, but notwithstanding the shareholders' ratification of such auditors, the Audit Committee shall not be bound to retain such auditors, and notwithstanding the shareholders' rejection of such auditors, the Audit Committee shall not be bound to replace such auditors, where, in either case, the Audit Committee determines its decision regarding the auditors to be in the best interests of the Corporation. In making its assessments of the independent auditors, the Audit Committee will discuss and consider the independent auditors' written affirmation that it is in fact independent, its ability to manage the nature and rigor of the audit process, the scope of and compensation paid for non-audit services and such other matters as the members of the Audit Committee deem necessary or appropriate.

     10. Independence of Auditors. The Audit Committee shall:

         a. On an annual basis, obtain and review the auditors' written disclosures required by Independence Standards Board Standard No. 1 regarding its independence. Discuss with the auditors all significant relationships the auditors have with the Corporation to assess the auditors' independence and take appropriate action in response to the disclosures to satisfy itself of the independence of the auditors.

         b. When approving non-audit services to be provided by the auditors, consider whether the provision of such services, and the payment of fees for such services, is consistent with maintaining the independence of the auditors.

         c. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

         d.  Recommend  to  the  Board  of  Directors,   policies  limiting  the
Corporation's hiring of employees or former employees of the auditors who participated in any capacity in the audit of the Corporation as required by law.

         e. Pre-approval of Services Provided by Auditors. The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by the auditors. The Audit Committee may delegate its authority to pre-approve such services to one or more members, provided that any such pre-approval shall be presented to the full Audit Committee at its next scheduled meeting.

         f. Review Quality Control Process of Auditors. The Audit Committee shall review the performance of the auditors annually. The Audit Committee shall obtain and review a report from the auditors at least annually regarding (a) the auditors' internal quality-control procedures, (b) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and
(d) all relationships between the auditors and the Corporation. The Audit Committee shall present the conclusions of its review with respect to the auditors to the Board of Directors.

     11. Review Audit Plan. Prior to engagement of the auditors, the Audit Committee shall review the independent auditors' audit plan, including the timetable, scope, staffing, locations, and their reliance upon management representations and internal audit processes. In addition, the Audit Committee shall review the auditors' approach to their reviews of the quarterly financial statements.

Internal Auditors

     12. Review Internal Audit Plan. Approve an Annual Risk Assessment and Audit Plan developed by the internal auditors.

     13. Meetings. Meet quarterly with the internal auditors to gain an understanding of the effectiveness of the internal audit function. These meetings will also serve in evaluating the performance of the internal auditors.

     14. Review Reports and Management's Responses. Review significant reports prepared by the internal auditors together with management's response and follow-up to these reports.

     15. Outsourcing of Audit Function. The Audit Committee may contract for internal audit services as necessary to assess the adequacy and effectiveness of internal controls, the accuracy of management reporting and compliance with laws, regulations and bank policy. The Audit Committee will set forth the outsourcing vendor's responsibilities in a written contract the terms of which comply with the "Interagency Policy Statement of Internal Audit and Internal Audit Outsourcing."

Compliance with Laws and Regulations

     16. Compliance Reports. Periodically obtain updates from management and compliance auditors regarding compliance with laws and regulations.

     17. Examinations. Review the findings of any examination by regulatory agencies such as the Federal Reserve, FDIC, or Office of the Comptroller of the Currency and management's response to regulatory examinations.

Other Committee Responsibilities

     18. Review Charter. Review and update the Audit Committee charter annually and submit any recommendations for amendment to the Board of Directors for approval. Ensure that the charter is included within the Corporation's annual proxy statement once every three years and in any year following an amendment of the charter.

     19. Prepare  Proxy  Statement  Report.  Prepare an annual Audit  Committee
Report for inclusion in the Corporation's annual proxy statement disclosing whether:

         a. The Audit Committee has reviewed and discussed the audited financial statements with management and discussed certain matters with the auditors, as required to be discussed in SAS 61;

         b. The Audit Committee has received the letter from the auditors required by Independence Standards Board of Directors Standard No. 1 "Independence Discussions with Audit Committees," and has discussed with the auditors the auditors' independence; and

         c. Based on the review and discussions referred to in paragraphs 18.a. and 18.b., above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for filing with the SEC.

     20. Complaints Regarding Accounting and Auditing Matters. The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     21. Investigations. The Audit Committee has the authority to conduct any investigation it deems necessary or appropriate to accomplish its purposes. The Audit Committee shall have direct access to the auditors as well as any employee of the Corporation and shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors.

     22. Funding. The Corporation shall provide adequate funding, as determined by the Audit Committee, for payment of compensation for any advisors retained by the Committee.

     23. Expense Accounts. Annually review policies and procedures as well as audit results associated with directors' and officers' expense accounts and perquisites.

     24. Related Party Transactions. Annually review a summary of director and officers' related party transactions and potential conflicts of interests.

     25. Review Other Matters. The Audit Committee shall review such other matters in relation to the accounting, auditing, financial reporting and related compliance practices and procedures of the Corporation and perform any other activities consistent with the charter or governing law or regulation as the Committee may, in its own discretion or as directed by the Board of Directors, deem necessary or appropriate in connection with the other responsibilities set forth herein.

                                   Appendix B
              Corporate Governance and Nominating Committee Charter

Committee Purpose

The purposes of the Corporate Governance and Nominating Committee are to (1) identify qualified individuals to become members of the Corporation's Board of Directors, (2) select the director nominees to be presented for election at each annual meeting of stockholders, and (3) review, evaluate and recommend changes to the Corporation's corporate governance practices.

Committee Membership and Organization

The Committee shall be comprised of three or more directors, one of whom will be designated as Chairman. Members shall be appointed, and may be removed by, the Board of Directors. Each member of the Committee shall satisfy the definition of "independent" under the listing standards of The Nasdaq Stock Market ("Nasdaq").

Meetings

The Committee shall meet as often as its members deem necessary to perform the Committee's responsibilities. Meetings may be called by the Chair, or at the request of one or more of the members of the Committee. Members may participate in a meeting by means of conference telephone by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence at the meeting. Meetings will be held at such places as the Chairman of the Committee may from time to time designate. All members of the Committee are expected to attend each meeting, however, a quorum of the Committee shall consist of a majority of its members then serving. The Committee shall report to the Board of Directors following each meeting of the Committee, making such recommendations as the Committee may deem appropriate. Minutes of the meetings of the Committee shall be prepared and filed with the Secretary of the Corporation to be filed with the minutes of the Corporation.

Committee Responsibilities and Authority

The Committee shall have the following authority and responsibilities:

Nominations

     Prior to each annual meeting of stockholders, following determination by the Board of the number of directors to be elected at such meeting, the Committee shall identify individuals qualified to stand for re-election or to become new members of the Board, consistent with any qualifications, expertise and characteristics which may have been approved by the Board or determined by the Committee from time to time; the Committee shall evaluate incumbent directors whose terms are expiring at the meeting and consider their qualifications to stand for re-election; and the Committee shall evaluate nominees for election to the Board submitted by stockholders in accordance with procedures adopted by the Committee, the By-laws of the Corporation, and applicable law.

     o In the event of a vacancy on the Board, following determination by the Board that such vacancy shall be filled, the Committee shall identify individuals qualified to fill such vacancy, consistent with any qualifications, expertise and characteristics that may have been approved by the Board or determined by the Committee from time to time.

     o Before selecting any nominee for director, the Committee shall review the candidate's availability and willingness to serve.

     o   The  Committee  shall  have  the  authority,  to the  extent  it  deems necessary or appropriate, to retain any search firm to assist in identifying and evaluating director candidates and to retain independent legal counsel and any other advisors. The Corporation shall provide adequate funding, as determined by the Committee, for payment of compensation for any advisors retained by the Committee.

Corporate Governance

     o Periodically review and assess the Corporation's corporate governance practices and recommend changes, as necessary, to the Board of Directors.

General

     o The Committee shall make regular reports to the Board and will propose any necessary action to the Board.

     o The Committee shall review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board.

     o The Committee shall annually evaluate the Committee's own performance and provide a report on such evaluation to the Board. o